UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 29, 2011
Date of Report (Date of earliest event reported)

Colonial Commercial Corp.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in item 5.02 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OR CERTAIN OFFICERS

The Company on November 29, 2011 appointed Peter Gasiewicz as President and Chief Operating Officer. On the same date, the Company and Mr. Gasiewicz entered into a Non-Competition and Severance Agreement. The agreement provides that Mr. Gasiewicz is employed on an at will basis, but the Company will pay to him as severance 12 monthly payments of $14,583.33, less withholding taxes, if the Company terminates him other than for cause (as defined). The agreement also provides that Mr. Gasiewicz may not compete with the Company in the Territory (as defined) until one year following the termination of his employment for whatever reason.

The foregoing information does not constitute a complete summary of the terms of the agreement. Reference is made to the complete text of the agreement filed as an exhibit to this Form 8-K.

Mr. Gasiewicz has served as a director of the Company since February 24, 2011, and as Vice President of Sales of the Company from January 21, 2008 until his appointment as President and Chief Operating Officer. From January 2006 to January 2008, Mr. Gasiewicz was President of Fedders North America and Senior Vice President of Fedders Corporation.

Mr. Gasiewicz is 57 years old.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.01	Non-Competition and Severance Agreement dated November 29, 2011 by and between Colonial Commercial Corp. and Peter Gasiewicz, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL COMMERCIAL CORP.
(Registrant)

Date: December 2, 2011	/s/ William Salek
William Salek
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.01	Non-Competition and Severance Agreement dated November 29, 2011 by and between Colonial Commercial Corp. and Peter Gasiewicz, filed herewith.